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                                                                 EXHIBIT 99.28


                        INCENTIVE STOCK OPTION AGREEMENT
                             THE COMPUCARE COMPANY
                          1997 STOCK COMPENSATION PLAN


        Russell C. Odom (the "Optionee") is granted, effective as of October 20, 1998 (the "Option Grant Date"), options (the "Options") to purchase shares of common stock, $0.01 par value, of The Compucare Company (the "Option Shares") pursuant to the 1997 Stock Compensation Plan (the "Plan") of The Compucare Company (the "Company"). The Options are subject to the terms and conditions set forth below and in the Plan, which is attached to and made a part of this Stock Option Agreement (the "Agreement"). Capitalized terms used in the Agreement have the same meaning as defined in the Plan.

1.      Exercise Price: $2.85 per Option Share.

2.      Number of Option Shares: 5,000.

3.      Type of Option:

        Incentive Stock Option (i.e., an option which is an incentive stock option under Section 422 of the Internal Revenue Code).

4.      Vesting:

        The Options will become vested in accordance with the following schedule:

                On October 20, 1999 - 1,250 OPTION SHARES.
                On the first day of each month, beginning November 1, 1999 - 104 OPTION SHARES. On October 1, 2002 - 110 OPTION SHARES.

        These Options become vested in full upon a Change in Control (as defined in Section 2.4 of the Plan) prior to the Optionee's termination of employment.

        Vesting of Options ceases upon termination of employment.

5. Exercise of Option: Exercise must be made by delivery to the Company at its principal executive office of a notice signed by the Optionee that states the number of shares to be purchased and is accompanied by payment of the Exercise Price for the shares to be purchased. The Exercise Price may be paid with existing shares of Common Stock of the Company as provided by Section 6.1l of the Plan.

6. Registration Under Federal And State Securities Laws: These Options may not be exercised and the Company is not required to deliver shares of Common Stock unless such shares have been registered under Federal and applicable state securities laws, or are then exempt from such registration requirements.


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7.      Forfeiture of Options: These Options are subject to forfeiture in accordance with Section 6.8 of the Plan.

8. Repurchase Rights: The shares of Common Stock acquired upon exercise of this Option me subject to repurchase rights on behalf of the Company as provided by Article IX of the Plan.

9. Transferability of Option: These Options are not transferable pursuant to Section 6.6 of the Plan.

10.     Expiration Date: The Options are subject to the expiration rules of
Section 6.7 of the Plan. In general, the options expire three months after termination of employment, except if the Optionee terminates employment by reason of death or disability, the Options expire one year after termination of employment and if the Optionee terminates employment by reason of retirement on or after age 62, the Options expire three years after termination of employment. Subject to earlier termination as provided its this Agreement and the Plan, the Options expire on October 20, 2008, the tenth Adversary of the date of grant, unless earlier exercised.

        The Corporation by its duly-authorized officer agrees to the terms and conditions of this Agreement.

                                       The Compucare Company



                                       By:______________________________________
                                          Title:  Chairman and CEO




        The Optionee accepts the Option subject to the terms and conditions of the Plan and this Agreement.



                             _____________________________  ____________________
                             Optionee's Signature           Date



        The undersigned spouse of the Optionee hereby acknowledges and agrees to the Company's rights of repurchase as provided in Article IX of the Plan.



                             _____________________________  ____________________
                             Spouse's Signature             Date


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